As filed with the Securities and Exchange Commission on May 16, 2014

File No. 001-36398

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

American Realty Capital Centers, Inc.

(Exact name of registrant as specified in its charter)

Maryland	35-2497157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(212) 415-6500

Copies to:

Richard A. Silfen, Esq. Executive Vice President and General Counsel	Peter M. Fass, Esq. Steven L. Lichtenfeld, Esq.
American Realty Capital Properties, Inc.	Proskauer Rose LLP
405 Park Avenue, 15th Floor New York, New York 10022 (212) 415-6500	11 Times Square New York, New York 10036 (212) 969-3445

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.01 per share	The NASDAQ Global Market

Securities to be registered pursuant to Section 12(g) of the Act:
None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

AMERICAN REALTY CAPITAL CENTERS, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included in this Form 10 is incorporated by reference to specifically identified portions of the body of the information statement of American Realty Capital Centers, Inc., a Maryland corporation (the “Company”), filed herewith as Exhibit 99.1 (the “Information Statement”). None of the information contained in the Information Statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” “The Separation and Distribution,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business and Properties,” “Certain Agreements,” “Certain Relationships and Related Person Transactions” and “Where You Can Find Additional Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the sections of the Information Statement entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the Information Statement entitled “Summary — Summary Historical Combined Financial Data,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the Information Statement entitled “Our Business and Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the Information Statement entitled “Principal Stockholders.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the Information Statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the Information Statement entitled “Management — Compensation of Our Directors and Officers — Executive Compensation,” “Management — Compensation of Our Directors and Officers — Equity Plan” and “Certain Agreements — Advisory Agreement.” Those sections are incorporated herein by reference.

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Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the Information Statement entitled “Management,” “Certain Agreements — Advisory Agreement” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the Information Statement entitled “Our Business and Properties — Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the Information Statement entitled “Summary,” “The Separation and Distribution,” “Distribution Policy” and “Description of Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

In connection with our formation and initial capitalization, on April 2, 2014, the Company issued 100 shares of its common stock, $0.01 par value per share, to a wholly owned subsidiary of ARC Properties Operating Partnership, L.P., the operating partnership of American Realty Capital Properties, Inc., for an aggregate purchase price of $1,000. These shares were issued in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections of the Information Statement entitled “The Separation and Distribution” and “Description of Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the Information Statement entitled “Material Provisions of Maryland Law and of Our Charter and Bylaws — Indemnification and Limitation of Directors’ and Officers’ Liability.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the Information Statement entitled “Index to Financial Statements” and in the financial statements and related notes referenced in such section of the Information Statement and included in the Information Statement following the section of the Information Statement entitled “Index to Financial Statements.” That section and such financial statements and related notes are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

Not applicable.

Item 15.	Financial Statements and Exhibits.
(a)	Financial Statements

The information required by this item is contained under the section of the Information Statement entitled “Index to Financial Statements.” That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1*	Form of Separation and Distribution Agreement among American Realty Capital Centers, Inc., ARCenters Operating Partnership, L.P., American Realty Capital Properties, Inc. and ARC Properties Operating Partnership, L.P.
3.1	Form of Articles of Amendment and Restatement of American Realty Capital Centers, Inc.
3.2	Form of Bylaws of American Realty Capital Centers, Inc.
4.1*	Specimen Common Stock Certificate of American Realty Capital Centers, Inc.
10.1*	Form of Amended and Restated Agreement of Limited Partnership of ARCenters Operating Partnership, L.P.
10.2	Form of Advisory Agreement between American Realty Capital Centers, Inc. and ARCP Advisors, LLC.
10.3*	Form of Right of First Offer Agreement between American Realty Capital Centers, Inc. and American Realty Capital Properties, Inc.
10.4	Form of 2014 American Realty Capital Centers, Inc. Equity Plan.
10.5	Form of Indemnification Agreement between American Realty Capital Centers, Inc. and each of its executive officers and directors.
10.6*	Form of Registration Rights Agreement among American Realty Capital Centers, Inc., ARC Properties Operating Partnership, L.P. and ARCP Advisors, LLC.
10.7*	Form of Licensing Agreement between American Realty Capital Properties, Inc. and American Realty Capital Centers, Inc.
10.8*	Form of Credit Agreement among American Realty Capital Centers, Inc., ARCenters Operating Partnership, L.P. and the lenders party thereto.
10.9*	Form of Multi-Year Outperformance Agreement among American Realty Capital Centers, Inc. ARCenters Operating Partnership, L.P. and ARCP Advisors, LLC.
21.1	List of Subsidiaries of American Realty Capital Centers, Inc.
99.1	Information Statement of American Realty Capital Centers, Inc.

*	To be filed by amendment

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL CENTERS, INC.

By:	/s/ Nicholas S. Schorsch Name: Nicholas S. Schorsch Title: Chief Executive Officer and Chairman of the Board of Directors Date: May 16, 2014